                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Company /(1)/                                                                           Jurisdiction
------------                                                                            ------------
HealthKeepers, Inc. ..................................................................    Virginia
Monticello Service Agency, Inc. ......................................................    Virginia
    Consolidated Holdings Corporation ................................................    Delaware
    Health Management Corporation ....................................................    Virginia
       Healthy Homecomings, Inc. .....................................................    Missouri
       Healthy Homecomings Incorporated of St. Louis .................................    Missouri
    Trigon Health and Life Insurance Company .........................................    Virginia
Peninsula Health Care, Inc. /(3)/ ....................................................    Virginia
Priority, Inc. .......................................................................    Virginia
    Priority Health Care, Inc. .......................................................    Virginia
    Priority Insurance Agency, Inc.                                                       Virginia
Trigon Insurance Company (dba Trigon Blue Cross Blue Shield) .........................    Virginia
    Primary Care First, L.L.C. /(2)/ .................................................    Virginia
Trigon Services, Inc. ................................................................    Virginia
    Trigon Administrators, Inc. (f/k/a Trigon Administrators Subsidiary, Inc.) .......    Virginia

/(1)/ Unless otherwise indicated, subsidiaries are 100% owned by the Registrant or the indicated parent company.

/(2)/  50% owned

/(3)/  51% owned